FOR IMMEDIATE RELEASE

LIVEWIRE GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

MILWAUKEE, WI (February 2, 2023) – LiveWire Group, Inc. (“LiveWire”) (NYSE: LVWR) today reported fourth quarter and full year 2022 results.

“2022 saw a significant milestone in LiveWire’s journey with the company becoming the first listed electric motorcycle company on the NYSE,” said Jochen Zeitz, Chairman and CEO, LiveWire. “For 2023, investment into product development continues to be at the top of our priority list; advancing the technologies, platforms and products that will further our position as pioneers of the industry.”

“We’re excited to continue building the LiveWire brand globally, and in 2023 we expect to see the introduction of LiveWire ONE to the European market and the launch of the S2 platform,” said Ryan Morrissey, President, LiveWire.

2022 Business Highlights

•Completed the carve-out and stand-up of LiveWire as separate public company
•Sold 597 LiveWire electric motorcycles, ahead of expectations
•Nearly doubled the reach of the U.S. retail network to 75 contracted partner locations
•Delivered STACYC revenue growth of 26% with successful launch of two new products
•Continued development of the S2 platform with production of Del Mar planned for 2023
•On track to expand distribution of LiveWire into Europe in 2023

Fourth Quarter and Full Year 2022 Results

LiveWire Group, Inc. – Consolidated Results

$ in millions	4th quarter			Full Year
	2022	2021	Change	2022	2021	Change
Motorcycle Units	69	186	(63%)	597	461	30%

Consolidated Revenue	$9	$13	(28%)	$47	$36	31%
Electric Motorcycles	$2	$4	(57%)	$14	$10	44%
STACYC	$8	$9	(17%)	$33	$26	26%

Consolidated Op Income (Loss)	($29)	($20)	nm	($85)	($68)	nm
Electric Motorcycles	($29)	($21)	nm	($89)	($70)	nm
STACYC	$1	$1	(31%)	$4	$2	96%

Net Loss	($22)	($20)	nm	($79)	($68)	nm
nm – not meaningful

LiveWire Group, Inc. is comprised of two separate business segments:

•Electric Motorcycles – a business segment focused on the sale of electric motorcycles & related products
•STACYC – a business segment focused on the sale of electric balance bikes for kids & related products

Electric Motorcycles

Electric Motorcycles revenue was down 57% in the fourth quarter, due to lower unit sales. The fourth quarter of 2021 was higher than normal due to wholesale units invoicing to dealers to start the early build out of the U.S. retail network. Revenue was up 44% for the full year, driven by increased unit sales.

Increased operating losses versus 2021 in both Q4 and total annual was driven by the increase in product development investment needed to advance the electric vehicle systems and deliver the S2 platform. Operating losses also incorporate the added cost of standing up a new organization, including growing headcount.

STACYC

STACYC revenue was down 17% in the fourth quarter, due to timing of wholesale shipments. Revenue was up 26% for the full year driven by favorable product mix including the launch of new 18- and 20-inch electric balance bikes.

STACYC operating income for the fourth quarter decreased 31%, driven by lower volume due to timing of wholesale shipments. Operating income for the full year improved 96%, driven by increased revenue and margin mix.

2023 Financial Outlook

For the full year 2023, the Company expects:

•Electric Motorcycle wholesale units of 750 to 2,000
•LiveWire Group Operating Loss of $115 to $125 million

Liquidity

To support future ongoing operations, the Company has the following available liquidity:
•Cash and cash equivalents at 2022 year-end of $265 million
•A non-binding $200 million loan facility with majority shareholder

Webcast
The public is invited to attend an audio webcast from 8-9 a.m. CT. LiveWire President, Ryan Morrissey, will be joining the Harley-Davidson, Inc. audio webcast to discuss our results, developments in the business, and updates to the Company’s outlook. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CT.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; our ability to attract and retain a large number of customers; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and manage costs; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; H-D making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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